CMS ENERGY’S BOARD OF DIRECTORS REINSTATES QUARTERLY DIVIDEND
ON COMMON STOCK, SETS FIRST QUARTER DIVIDEND AT $0.05 PER SHARE

JACKSON, Mich., Jan. 26, 2007 – CMS Energy’s Board of Directors voted today to reinstate a quarterly dividend on the Company’s common stock after a four-year suspension, approving a dividend of $0.05 per share for the first quarter of 2007.

The dividend is payable Feb. 28, 2007 to shareholders of record on Feb. 7, 2007. (The CUSIP for CMS Energy’s common stock is 125896100.)

The Board of Directors suspended the common stock dividend in 2003 as part of CMS Energy’s plan to strengthen the Company’s liquidity, improve its balance sheet, and provide greater financial flexibility.

“Reinstatement of the dividend demonstrates the effectiveness of CMS Energy’s recovery plan and the confidence that the Board and senior management have in our business strategy,” said David Joos, CMS Energy’s president and chief executive officer.

“We have made the restoration of a meaningful dividend a high priority and we are pleased that the Company is now in a position to achieve that goal. As we continue to execute our strategy, we expect to move the dividend yield closer to the sector average over time,” Joos said.

CMS Energy (NYSE: CMS) is a Michigan-based company that has as its primary business operations an electric and natural gas utility, natural gas pipeline systems, and independent power generation.

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This news release contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with “Forward-Looking Statements and Risk Factors” found in the Management Discussion and Analysis sections of CMS Energy’s and Consumers Energy’s Forms 10-Q for the quarter ended Sept. 30, 2006 (CMS Energy’s and Consumers Energy’s “Forward-Looking Statements and Risk Factors” sections are both incorporated herein by reference), that discuss important factors that could cause CMS Energy’s and Consumers Energy’s results to differ materially from those anticipated in such statements.

For more information on CMS Energy, please visit our web site at: www.cmsenergy.com

Media Contacts: Jeff Holyfield, 517/788-2394 or Dan Bishop, 517/788-2395

Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590